EXHIBIT 99.1

AAM Reports Fourth Quarter and Full Year 2018 Financial Results

Achieves record sales, gross profit and cash flow from operations for full year 2018

DETROIT, February 15, 2019 -- American Axle & Manufacturing Holdings, Inc. (AAM), (NYSE: AXL) today reported its financial results for the fourth quarter and full year 2018 and confirmed its full year 2019 financial outlook.
Fourth Quarter 2018 Results

•	Sales of $1.69 billion

•	Net loss attributable to AAM of $361.8 million, or (21.4)% of sales, which includes the impact of a pre-tax goodwill impairment of $485.5 million

•	Adjusted EBITDA of $244.0 million, or 14.4% of sales

•	Diluted loss per share of $3.24; Adjusted earnings per share of $0.45

•	Net cash provided by operating activities of $258.3 million; Adjusted free cash flow of $142.4 million
Full Year 2018 Results

•	Sales of $7.27 billion

•	Net loss attributable to AAM of $57.5 million, or (0.8)% of sales

•	Adjusted EBITDA of $1.18 billion, or 16.3% of sales

•	Diluted loss per share of $0.51; Adjusted earnings per share of $3.28

•	Net cash provided by operating activities of $771.5 million; Adjusted free cash flow of $322.3 million
“AAM’s full year 2018 financial results reflect record sales, gross profit and operating cash flow, despite some launch and operating related challenges during the second half of the year.  We continued to fund organic growth, invest in advanced technologies and reduce our debt throughout the year,” said AAM's Chairman and Chief Executive Officer, David C. Dauch.  “As we look towards 2019, we expect to profitably grow, diversify our business and continue our trend of delivering strong free cash flow metrics.”
AAM's sales in the fourth quarter of 2018 were $1.69 billion as compared to $1.73 billion in the fourth quarter of 2017. AAM's net sales for full year 2018 were $7.27 billion as compared to $6.27 billion for full year 2017.
AAM's net loss in the fourth quarter of 2018 was $361.8 million, or a loss of $3.24 per share, as compared to net income of $106.3 million, or $0.93 per share in the fourth quarter of 2017. AAM's net loss for full year 2018 was $57.5 million, or $0.51 per share, as compared to net income of $337.1 million, or $3.21 per share, for full year 2017.
AAM’s results in the fourth quarter and full year 2018 reflect the impact of a non-cash goodwill impairment of $485.5 million related to our Casting and Powertrain segments.
AAM defines Adjusted earnings per share to be diluted earnings per share excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gain on sale of business, goodwill impairments and non-recurring items, including the tax effect thereon. Adjusted earnings per share in the fourth quarter of 2018 were $0.45 compared to $0.89 in the fourth quarter of 2017. Adjusted earnings per share for full year 2018 were $3.28 as compared to $3.75 for full year 2017.
AAM defines EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gain on sale of business, goodwill impairments and non-recurring items. In the fourth quarter of 2018, Adjusted EBITDA was $244.0 million, or 14.4% of sales, as compared to $295.7 million, or 17.1% of sales, in the fourth quarter of 2017. For full year 2018, AAM's Adjusted EBITDA was $1.18 billion, or 16.3% of sales, as compared to $1.10 billion, or 17.6% of sales, in 2017.

AAM's net cash provided by operating activities for the fourth quarter of 2018 was $258.3 million as compared to $226.3 million for the fourth quarter of 2017. AAM's net cash provided by operating activities for full year 2018 was $771.5 million as compared to $647.0 million for full year 2017.
AAM defines free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs, settlements of pre-existing accounts payable balances with acquired entities and interest payments upon the settlement of acquired company debt. AAM's Adjusted free cash flow for the fourth quarter of 2018 was $142.4 million as compared to $50.9 million for the fourth quarter of 2017. AAM's Adjusted free cash flow for full year 2018 was $322.3 million as compared to $340.9 million for full year 2017.

AAM's Full Year 2019 Outlook
AAM is confirming its full year 2019 financial outlook:

•	AAM is targeting sales in the range of $7.3 to $7.4 billion in 2019.

•	AAM is targeting Adjusted EBITDA in the range of $1.20 to $1.25 billion in 2019.

•	AAM is targeting Adjusted free cash flow in the range of $350 to $400 million in 2019.

Fourth Quarter 2018 Conference Call Information
A conference call to review AAM's fourth quarter and full year 2018 results is scheduled today at 10:00 a.m. ET. Interested participants may listen to the live conference call by logging onto AAM's investor web site at http://investor.aam.com or calling (855) 681-2072 from the United States or (973) 200-3383 from outside the United States. A replay will be available from 3:00 p.m. ET on February 15, 2019 until 11:59 p.m. ET February 21, 2019 by dialing (855) 859-2056 from the United States or (404) 537-3406 from outside the United States. When prompted, callers should enter conference reservation number 3389085.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted earnings per share and Adjusted free cash flow. Such information is reconciled to its closest GAAP measure in accordance with Securities and Exchange Commission rules and is included in the attached supplemental data.

Certain of the forward-looking financial measures included in this earnings release are provided on a non-GAAP basis. A reconciliation of non-GAAP forward-looking financial measures to the most directly comparable forward-looking financial measures calculated and presented in accordance with GAAP has been provided. The amounts in these reconciliations are based on our current estimates and actual results may differ materially from these forward-looking estimates for many reasons, including potential event driven transactional and other non-core operating items and their related effects in any future period, the magnitude of which may be significant.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

Company Description
AAM (NYSE:AXL) delivers POWER that moves the world. As a leading global tier 1 automotive supplier, AAM designs, engineers and manufactures driveline, metal forming and casting technologies that are making the next generation of vehicles smarter, lighter, safer and more efficient.

Headquartered in Detroit, AAM has over 25,000 associates operating at nearly 90 facilities in 17 countries to support our customers on global and regional platforms with a focus on quality, operational excellence and technology leadership.  To learn more, visit aam.com.

Forward-Looking Statements
In this earnings release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: reduced purchases of our products by General Motors Company (GM), FCA US LLC (FCA), or other customers; our ability to respond to changes in technology, increased competition or pricing pressures; our ability to develop and produce new products that reflect market demand; our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; lower-than-anticipated market acceptance of new or existing products; our ability to attract new customers and programs for new products; an impairment of our goodwill, other intangible assets, or long-lived assets if our business or market conditions indicate that the carrying values of those assets exceed their fair values; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM and FCA); risks inherent in our global operations (including tariffs and the potential consequences thereof to us, our suppliers, and our customers and their suppliers, adverse changes in trade agreements, such as NAFTA or USMCA, immigration policies, political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); a significant disruption in operations at one or more of our key manufacturing facilities; global economic conditions; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber attack and other similar disruptions; supply shortages or price increases in raw material and/or freight, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise; our ability to successfully integrate the business and information systems of MPG and to realize the anticipated benefits of the merger; negative or unexpected tax consequences; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to realize the expected revenues from our new and incremental business backlog; our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; price volatility in, or reduced availability of, fuel; potential liabilities or litigation relating to, or assumed in, the MPG merger; potential adverse reactions or changes to business relationships resulting from the completion of the merger with MPG; our ability to protect our intellectual property and successfully defend against assertions made against us; our ability to attract and retain key associates; availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities or reputational damage; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products; our ability or our customers' and suppliers' ability to comply with regulatory requirements and the potential costs of such compliance; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.
# # #
For more information:
Investor Contact
Jason P. Parsons
Director, Investor Relations
(313) 758-2404
jason.parsons@aam.com

Media Contact
Christopher M. Son
Vice President, Marketing & Communications
(313) 758-4814
chris.son@aam.com

Or visit the AAM website at www.aam.com.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in millions, except per share data)

Net sales	$1,694.1	$1,733.9	$7,270.4	$6,266.0

Cost of goods sold	1,468.8	1,439.6	6,130.0	5,146.9

Gross profit	225.3	294.3	1,140.4	1,119.1

Selling, general and administrative expenses	97.1	101.0	385.7	390.1

Amortization of intangible assets	24.9	24.5	99.4	75.3

Goodwill impairment	485.5	—	485.5	—

Restructuring and acquisition-related costs	12.1	20.2	78.9	110.7

Gain on sale of business	—	—	(15.5)	—

Operating income (loss)	(394.3)	148.6	106.4	543.0

Interest expense	(53.8)	(55.7)	(216.3)	(195.6)

Investment income	0.4	0.7	2.0	2.9

Other income (expense)
Debt refinancing and redemption costs	(4.8)	(0.8)	(19.4)	(3.5)
Gain on settlement of capital lease	—	—	15.6	—
Other, net	2.4	0.6	(2.2)	(6.8)

Income (loss) before income taxes	(450.1)	93.4	(113.9)	340.0

Income tax expense (benefit)	(88.5)	(13.1)	(57.1)	2.5

Net income (loss)	(361.6)	106.5	(56.8)	337.5

Net income attributable to noncontrolling interests	(0.2)	(0.2)	(0.7)	(0.4)

Net income (loss) attributable to AAM	$(361.8)	$106.3	$(57.5)	$337.1

Diluted earnings (loss) per share	$(3.24)	$0.93	$(0.51)	$3.21

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in millions)
Net income (loss)	$(361.6)	$106.5	$(56.8)	$337.5

Other comprehensive income (loss)
Defined benefit plans, net of tax	23.6	(12.2)	38.1	(8.5)
Foreign currency translation adjustments	(7.5)	9.0	(62.5)	88.3
Changes in cash flow hedges, net of tax	(14.1)	(4.4)	5.5	17.1
Other comprehensive income (loss)	2.0	(7.6)	(18.9)	96.9

Comprehensive income (loss)	(359.6)	98.9	(75.7)	434.4

Net income attributable to noncontrolling interests	(0.2)	(0.2)	(0.7)	(0.4)

Comprehensive income (loss) attributable to AAM	$(359.8)	$98.7	$(76.4)	$434.0

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2018	December 31, 2017
	(in millions)
ASSETS
Current assets
Cash and cash equivalents	$476.4	$376.8
Accounts receivable, net	966.5	1,035.9
Inventories, net	459.7	392.0
Prepaid expenses and other	127.2	140.3
Total current assets	2,029.8	1,945.0

Property, plant and equipment, net	2,514.4	2,402.9
Deferred income taxes	45.5	37.1
Goodwill	1,141.8	1,654.3
Other intangible assets, net	1,111.1	1,212.5
GM postretirement cost sharing asset	219.4	252.2
Other assets and deferred charges	448.7	378.8
Total assets	$7,510.7	$7,882.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$121.6	$5.9
Accounts payable	840.2	799.0
Accrued compensation and benefits	179.0	200.0
Deferred revenue	44.3	34.1
Accrued expenses and other	171.7	177.4
Total current liabilities	1,356.8	1,216.4

Long-term debt, net	3,686.8	3,969.3
Deferred revenue	77.6	78.8
Deferred income taxes	92.6	101.7
Postretirement benefits and other long-term liabilities	810.6	976.6
Total liabilities	6,024.4	6,342.8

Total AAM stockholders' equity	1,483.9	1,536.0
Noncontrolling interests in subsidiaries	2.4	4.0
Total stockholders' equity	1,486.3	1,540.0
Total liabilities and stockholders' equity	$7,510.7	$7,882.8

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in millions)
Operating Activities
Net income (loss)	$(361.6)	$106.5	$(56.8)	$337.5
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	137.9	125.2	528.8	428.5
Impairment of goodwill	485.5	—	485.5	—
Other	(3.5)	(5.4)	(186.0)	(119.0)
Net cash provided by operating activities	258.3	226.3	771.5	647.0

Investing activities
Purchases of property, plant and equipment	(132.9)	(199.0)	(524.7)	(477.7)
Proceeds from sale of property, plant and equipment	1.7	0.8	4.9	2.5
Acquisition of business, net of cash acquired	—	—	(1.3)	(895.5)
Proceeds from sale of business, net	—	—	47.1	5.9
Other	(3.7)	(0.7)	(4.2)	(13.3)
Net cash used in investing activities	(134.9)	(198.9)	(478.2)	(1,378.1)

Financing activities
Net debt activity	(84.9)	(201.0)	(178.5)	621.7
Other	(0.1)	—	(6.0)	(6.1)
Net cash provided by (used in) financing activities	(85.0)	(201.0)	(184.5)	615.6

Effect of exchange rate changes on cash	(1.4)	0.8	(6.7)	11.1

Net increase (decrease) in cash, cash equivalents and restricted cash	37.0	(172.8)	102.1	(104.4)

Cash, cash equivalents and restricted cash at beginning of year	441.9	549.6	376.8	481.2

Cash, cash equivalents and restricted cash at end of year	$478.9	$376.8	$478.9	$376.8

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA) and Adjusted EBITDA(a)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in millions)

Net income (loss)	$(361.6)	$106.5	$(56.8)	$337.5
Interest expense	53.8	55.7	216.3	195.6
Income tax expense (benefit)	(88.5)	(13.1)	(57.1)	2.5
Depreciation and amortization	137.9	125.2	528.8	428.5
EBITDA	(258.4)	274.3	631.2	964.1
Restructuring and acquisition-related costs	12.1	20.2	78.9	110.7
Debt refinancing and redemption costs	4.8	0.8	19.4	3.5
Gain on sale of business	—	—	(15.5)	—
Goodwill impairment	485.5	—	485.5	—
Non-recurring items:
Gain on settlement of capital lease	—	—	(15.6)	—
Acquisition-related fair value inventory adjustment	—	—	—	24.9
Other(b)	—	0.4	—	(0.5)
Adjusted EBITDA	$244.0	$295.7	$1,183.9	$1,102.7

Adjusted earnings per share(c)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Diluted earnings (loss) per share	$(3.24)	$0.93	$(0.51)	$3.21
Restructuring and acquisition-related costs	0.11	0.18	0.71	1.05
Debt refinancing and redemption costs	0.04	0.01	0.17	0.03
Gain on sale of business	—	—	(0.14)	—
Goodwill impairment	4.35	—	4.35	—
Non-recurring items:
Gain on settlement of capital lease	—	—	(0.14)	—
Acquisition-related fair value inventory adjustment	—	—	—	0.24
Acquisition related tax adjustments	—	0.01	—	(0.15)
Adjustments related to the Tax Cuts and Jobs Act of 2017	—	(0.17)	—	(0.19)
Adjustments to liability for unrecognized tax benefits	—	—	(0.18)	—
Other(b)	—	—	—	0.02
Tax effect of adjustments	(0.79)	(0.07)	(0.85)	(0.46)
Adjustment for anti-dilutive effect	(0.02)	—	(0.13)	—
Adjusted earnings per share	$0.45	$0.89	$3.28	$3.75

Adjusted earnings per share are based on weighted average diluted shares outstanding of 116.2 million and 114.4 million for the three months ended on December 31, 2018 and 2017, respectively, and 115.8 million and 105.1 million for the twelve months ended on December 31, 2018 and 2017, respectively.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Free cash flow and Adjusted free cash flow(d)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in millions)
Net cash provided by operating activities	$258.3	$226.3	$771.5	$647.0
Capital expenditures net of proceeds from the sale of property, plant and equipment	(131.2)	(198.2)	(519.8)	(475.2)
Free cash flow	127.1	28.1	251.7	171.8
Cash payments for restructuring and acquisition-related costs	15.3	22.8	70.6	109.3
Acquisition-related settlement of pre-existing accounts payable balances with acquired entities	—	—	—	35.2
Interest payments upon the settlement of acquired company debt	—	—	—	24.6
Adjusted free cash flow	$142.4	$50.9	$322.3	$340.9

Segment Financial Information

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in millions)
Segment Sales
Driveline	$996.0	$1,012.1	$4,254.8	$4,040.8
Metal Forming	339.1	355.1	1,515.4	1,242.6
Powertrain	262.9	272.0	1,128.5	816.5
Casting	218.5	224.2	919.8	676.4
Total Sales	1,816.5	1,863.4	7,818.5	6,776.3
Intersegment Sales	(122.4)	(129.5)	(548.1)	(510.3)
Net External Sales	$1,694.1	$1,733.9	$7,270.4	$6,266.0

Segment Adjusted EBITDA(a)
Driveline	$146.5	$178.8	$660.7	$692.3
Metal Forming	54.6	61.8	285.9	232.3
Powertrain	32.3	42.4	163.7	131.1
Casting	10.6	12.7	73.6	47.0
Total Segment Adjusted EBITDA	$244.0	$295.7	$1,183.9	$1,102.7

Full Year 2019 Outlook

	Adjusted EBITDA
	Low End	High End
	(in millions)
Net income	$285	$325
Interest expense	225	225
Income tax expense	70	80
Depreciation and amortization	570	570
Full year 2019 targeted EBITDA	1,150	1,200
Restructuring and acquisition-related costs	50	50
Full year 2019 targeted Adjusted EBITDA	$1,200	$1,250

	Adjusted Free Cash Flow
	Low End	High End
	(in millions)
Net cash provided by operating activities	$810	$860
Capital expenditures net of proceeds from the sale of property, plant and equipment	(515)	(515)
Full year 2019 targeted Free Cash Flow	295	345
Cash payments for restructuring and acquisition-related costs	55	55
Full year 2019 targeted Adjusted Free Cash Flow	$350	$400
________________

(a)
We define EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gain on sale of a business, goodwill impairments and non-recurring items. We believe that EBITDA and Adjusted EBITDA are meaningful measures of performance as they are commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA and Adjusted EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. We also use Segment Adjusted EBITDA as the measure of earnings to assess the performance of each segment and determine the resources to be allocated to the segments. EBITDA and Adjusted EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA and Adjusted EBITDA differently.

(b)
For the three months ended on December 31, 2017, other non-recurring items reflect the impact of a non-cash pension settlement charge related to one of our foreign entities. For the twelve months ended on December 31, 2017, other non-recurring items also reflect the impact of a gain related to the change of our method of accounting for indirect inventory and the interest expense for the debt drawdown period prior to acquisition funding requirement.

(c)
We define Adjusted earnings per share to be diluted earnings per share excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gain on sale of a business, goodwill impairments and non-recurring items, including the tax effect thereon. We believe Adjusted earnings per share is a meaningful measure as it is commonly utilized by management and investors in assessing ongoing financial performance that provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of core operating performance and which may obscure underlying business results and trends. Other companies may calculate Adjusted earnings per share differently.

(d)
We define free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs, settlements of pre-existing accounts payable balances with acquired entities, and interest payments upon the settlement of acquired company debt. We believe free cash flow and Adjusted free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow and Adjusted free cash flow are also key metrics used in our calculation of incentive compensation. Other companies may calculate free cash flow and Adjusted free cash flow differently.